Exhibit 4.4

THIS WARRANT, THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF AND THE SECURITIES, IF ANY, ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.
Warrant No. CS-[•]
WARRANT TO PURCHASE
COMMON STOCK
April 21, 2023
THIS CERTIFIES THAT, for value received [•] (the “Warrantholder”) is entitled to subscribe for and purchase from GRI Bio, Inc., a Delaware corporation (the “Company”), subject to the terms set forth below, [•] shares (the “Warrant Shares”) of Common Stock of the Company (“Common Stock”), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached as Exhibit A hereto duly executed, and simultaneous payment therefor in lawful money of the United States, cancellation of indebtedness, net issuance in accordance with Section 2 below or any combination thereof. The term “Exercise Price” means the Closing Per Share Price, as defined in that certain Securities Purchase Agreement, dated December 13, 2022, by and among the Company, Vallon Pharmaceuticals, Inc. (“Vallon”) and Altium Growth Fund, LP (the “Primary Financing SPA”). The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. The number, character and exercise price for the Warrant Shares is subject to adjustment as provided below.
1.    Term. Subject to the terms hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Shares Closing Date (as defined in the Primary Financing SPA, until the fifth (5th) anniversary of the Shares Closing Date. For avoidance of doubt, this Warrant shall not become exercisable unless and until the Shares Closing (as defined in the Primary Financing SPA) is completed, and if the Shares Closing is not completed by June 30, 2023, the Warrant shall become null and void and of no further force or effect.
2.    Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the Warrantholder, in whole or in part and from time to time, by (i) the surrender of this Warrant (together with the notice of exercise form attached hereto as Exhibit A, duly executed) at the principal office of the Company, and (ii) the payment to the Company, by check, wire transfer, cancellation of indebtedness or any combination thereof, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as reasonably practicable and in any event within fifteen (15) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as reasonably practicable and in any event within such fifteen (15)-day period.
    In lieu of the payment methods described above, the aggregate purchase price for the Warrant Shares being purchased hereunder may be paid by surrender of a number of Warrant Shares that have a fair market value equal to the aggregate purchase price of the Equity Securities being purchased (“Net

Issuance”) as determined herein. If the Warrantholder elects the Net Issuance method of payment, the Company shall issue to the Warrantholder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

X=	Y(A-B)
A
where:    X =    the number of Warrant Shares to be issued to the Warrantholder;
Y =    the number of Warrant Shares with respect to which the
Warrantholder is exercising its purchase rights under this Warrant;
A =    the fair market value of one (1) share of Common Stock on the date of exercise; and
B =    the Exercise Price.
    No fractional shares arising out of the above formula for determining the number of shares to be issued to the Warrantholder shall be issued, and the Company shall in lieu thereof make payment to the Warrantholder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of Common Stock on the date of exercise.
3.    Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of one (1) share of Common Stock as of a particular date (the “Determination Date”) shall mean:
(a)    If the Common Stock is traded on a national securities exchange, then the average of the closing prices for the five (5) consecutive trading days immediately preceding the Determination Date;
(b)    If the Company's Common Stock is not traded on a national securities exchange but is quoted in the over-the-counter market, then the average of the closing bid and asked prices for the five (5) consecutive trading days before the Determination Date; or
(c)    In all other cases, the fair market value per share of Common Stock shall be determined in good faith by the Company’s Board of Directors, upon review of relevant factors.
4.    Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and the Company’s receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. Prior to or upon exercise of any of the Warrants, the Company will have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock, to provide for the exercise of the rights represented by this Warrant.
5.    Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
(a)In the event of any consolidation, reclassification or change of the Warrant Shares into a lesser number of the same or different class or classes of stock of the Company, the number of Warrant Shares deliverable upon exercise of this Warrant shall be proportionally decreased, the class or classes of such Warrant Shares shall be appropriately adjusted and the Exercise Price for such Warrant Shares shall be proportionately increased. In the event of any subdivision, reclassification or change of the Warrant Shares into a greater number of the same or different class or classes of stock of the Company, the number of Warrant Shares deliverable upon exercise of this Warrant shall be proportionally increased, the class or classes of such Warrant Shares shall be appropriately adjusted and the Exercise Price for such Warrant Shares shall be proportionately reduced.

(b)If there shall occur any capital reorganization of the Common Stock (excluding mergers, reorganizations and consolidations covered under Section 5(c), excluding the Merger and any transaction related thereto covered under Section 5(d) and excluding a subdivision, consolidation, reclassification or change covered under Section 5(a)), then, as part of any such reorganization, lawful provision shall be made so that the Warrantholder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Warrantholder would have been entitled to receive if, immediately prior to any such reorganization, such Warrantholder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder such that the provisions set forth in this Section 5 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.
(c)If there shall be a merger, reorganization or consolidation of the Company with or into another entity (other than a merger, reorganization or consolidation involving only a change in the jurisdiction of incorporation of the Company), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of this Warrant (in lieu of Common Stock of the Company) the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the consolidation, merger, reorganization or sale, to which the Warrantholder would have been entitled if the Warrantholder had exercised its rights pursuant to this Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 shall be applicable after that event in as nearly equivalent a manner as may be practicable. For the avoidance of doubt, and notwithstanding anything to the contrary in this Warrant or otherwise, this Section 5(c) shall not apply to the Merger (as defined below) or any transaction in connection therewith.
(d)Upon the closing of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 13, 2022, and amended as of February 17, 2023, by and among Vallon, Vallon Merger Sub, Inc., a Delaware corporation, and the Company (such transactions, the “Merger”), this Warrant shall be assumed by Vallon in all respects, and thereafter any reference to the “Company” herein shall be deemed a reference to Vallon and any reference to “Common Stock” herein shall be deemed a reference to the common stock of Vallon. Upon effective time of the Merger, the kind and amount of Warrant Shares deliverable upon exercise of this Warrant shall be a number of shares of common stock of Vallon equal to [•]% of the lesser of (x) 118,386 multiplied by the Exchange Ratio (as defined in the Merger Agreement) and (y) the quotient obtained by dividing $147,500.00 by the Exercise Price, rounded [up/down] to the nearest whole share.
6.    Notice of Adjustments. Whenever the number and kind of securities purchasable upon the exercise of this Warrant or the exercise price per share shall be adjusted pursuant to the provisions hereof, the Company shall within fifteen (15) days of such adjustment deliver a certificate signed by an officer of the Company to the holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the exercise price per share after giving effect to such adjustment.
7.    Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
8.    No Rights as Stockholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares shall have become deliverable, as provided herein, and at such time such Warrant Shares shall have the same rights, preferences and privileges afforded to such securities in the Company’s charter documents.
9.    Modification; Waiver; Assignment. This Warrant and any provision hereof may be amended, waived, discharged or terminated, only with the written consent of the Company and the Warrantholder. Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Warrantholder without the prior written consent of Company. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.
10.    Notices. Any notices, consents, waivers or other communications required or permitted pursuant to the terms of this Warrant shall be given in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. If to Warrantholder, then the address or e-mail address for such notices, consents, waivers or other communications shall be such address or e-mail address on file with the Company in its books and records or such address or e-mail address as may be designated by the Warrantholder by written notice to the Company. If to Company, the addresses and e-mail addresses for such communications shall be:
GRI Bio, Inc.
2223 Avenida De La Playa, Suite 208
La Jolla, California 92037
Attention: Marc Hertz
E-mail: mh@gribio.com

With a copy (for informational purposes only) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Attention: Adam Lenain
E-mail: ACLenain@mintz.com

11.    Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
13.    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to the conflict of law principles thereof.

14.    Counterparts; Integration. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Warrant represents the entire agreement of the Company and the Warrantholder with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements, promises or undertakings related to the subject matter hereof not expressly set forth herein.

15.    Securities Laws. Warrantholder, by its receipt of this Warrant, represents, warrants and covenants to Company that: (i) Warrantholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act, (ii) Warrantholder has been advised that this Warrant and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, (iii)

Warrantholder acquired this Warrant and will, upon exercise of this Warrant, acquire the Warrant Shares, for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and (iv) Warrantholder has such knowledge and experience in financial and business matters that Warrantholder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Warrantholder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

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IN WITNESS WHEREOF, this Warrant to Purchase Common Stock is executed effective as of the date first above written.
GRI Bio, Inc.:
By:
Name: Marc Hertz
Title: Chief Executive Officer

1

EXHIBIT A
NOTICE OF EXERCISE
To:    [COMPANY]
[COMPANY ADDRESS]
Attn:
1.    The undersigned hereby elects to purchase ___________ shares of _____________ of [COMPANY] pursuant to the terms of the attached Warrant No.__, and tenders herewith payment of the purchase price of such shares in full by: [Indicate all that apply] (a) payment of U.S. $___________ by check enclosed or wire transfer, federal reference number #_________________, (b) cancellation of indebtedness in the amount of $____________, represented by the note enclosed herewith or (c) Net Issuance.
2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:
Name:
Address:

3.    The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof.

(Signature)

    Exhibit A